Exhibit 99.1

Report of Independent Registered Accounting Firm

To the Board of Directors of
Orient New Energy Investments Limited

We have audited the accompanying combined balance sheets of Orient New Energy Investments Limited as of March 31, 2010 and 2009, and the related combined statements of operations and comprehensive income, stockholders’ equity and cash flows for the years ended March 31, 2010, 2009 and 2008.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Orient New Energy Investments Limited and subsidiaries at March 31, 2010 and 2009, and the results of its operations and cash flows for the years ended March 31, 2010, 2009 and 2008, in conformity with accounting principles generally accepted in the United States of America.

BDO Limited
Hong Kong, September 7, 2010

INDEX TO FINANCIAL STATEMENTS

Combined Balance Sheets as of June 30, 2010 (unaudited) and March 31, 2010 and 2009	F-3

Combined Statements of Operations for the three months ended June 30, 2010 and 2009 (unaudited) and for the years ended March 31, 2010, 2009 and 2008	F-4

Combined Statements of Stockholders’ Equity at March 31, 2010 and at June 30, 2010 (unaudited)	F-5

Combined Statements of Cashflows for the three months ended June 30, 2010 and 2009 (unaudited) and for the years ended March 31, 2010, 2009 and 2008	F-6

Notes to Combined Financial Statements as of June 30, 2010 (unaudited) and as of March 31, 2010	F-7

ORIENT NEW ENERGY INVESTMENTS LIMITED
COMBINED BALANCE SHEETS
(Amounts expressed in thousands)

	As at June 30,	As at March 31,
	2010	2010	2009
	(Unaudited)
ASSETS
CURRENT ASSETS:

Cash & cash equivalents	$4,889	$1,733	$993
Restricted cash	8,677	6,812	2,267
Accounts receivable, net	423	576	71
Advance to suppliers	30,477	23,468	17,649
Inventory	4,474	3,446	2,995
Prepaid expenses	910	975	575
Other receivables	162	69	112

Total current assets	$50,012	$37,079	$24,662

Property, plant and equipment, net	$3,088	$2,874	$3,048
Long-term lease payment	9,920	10,085	5,949

TOTAL ASSETS	$63,020	$50,038	$33,659

LIABILITIES
CURRENT LIABILITIES:

Notes payables	$18,616	$12,452	$2,926
Advance from customers	50	27	712
Tax payables	2,490	2,390	747
Other payables	1,026	1,015	796
Short-term loans	4,418	3,516	2,048

Total current liabilities	$26,600	$19,400	$7,229

Commitments and contingencies	-	-	-

STOCKHOLDERS' EQUITY
Registered capital	$13,876	$13,876	$3,624
Statutory reserve	4,361	4,361	2,971
Retained earnings	14,743	9,147	16,618
Other comprehensive income	3,440	3,254	3,217
Total equity	36,420	30,638	26,430
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$63,020	$50,038	$33,659

The accompanying notes are an integral part of these combined financial statements.

ORIENT NEW ENERGY INVESTMENTS LIMITED
COMBINED STATEMENTS OF OPERATIONS
(Amounts expressed in thousands)

	Three months ended June 30,		Years ended March 31,
	2010	2009	2010	2009	2008
	(Unaudited)	(Unaudited)

Net sales	$52,649	$39,264	$173,706	$142,572	$95,612

Cost of sales	(44,276)	(33,873)	(146,647)	(124,548)	(82,356)

Gross profit	$8,373	$5,391	$27,059	$18,024	$13,256

Operating expenses:

Selling expenses	$(702)	$(663)	$(2,899)	$(2,360)	$(1,813)
General and administrative expenses	(143)	(140)	(592)	(688)	(334)

Total operating expenses	$(845)	$(803)	$(3,491)	$(3,048)	$(2,147)
Income from operations	$7,528	$4,588	$23,568	$14,976	$11,109
Other income (expense):

Interest income	$16	$37	$121	$45	$77
Interest expense	(84)	(98)	(573)	(393)	(313)
Bank charges	(6)	(2)	(61)	(4)	(12)
Other	-	83	80	(4)	31

Total other income (expense)	$(74)	$20	$(433)	$(356)	$(217)
Income before income tax	7,454	4,608	23,135	14,620	10,892

Income tax	(1,858)	(1,151)	(5,786)	(4,720)	(3,642)

Net income	$5,596	$3,457	$17,349	$9,900	$7,250

The accompanying notes are an integral part of these combined financial statements.

ORIENT NEW ENERGY INVESTMENTS LIMITED
COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
(Amounts expressed in thousands)

	Registered capital	Retained earnings	Statutory reserve	Accumulated Other Comprehensive income	Total

Balance at April 1, 2007	$3,624	$12,055	$1,185	$646	$17,510

Net income	-	7,250	-	-	7,250
Statutory reserve provision	-	(760)	760	-	-
Dividend distribution	-	(4,830)	-	-	(4,830)
Foreign currency translation	-	-	-	1,967	1,967
Balance at March 31, 2008	3,624	13,715	1,945	2,613	21,897

Net income	-	9,900	-	-	9,900
Statutory reserve provision	-	(1,026)	1,026	-	-
Dividend distribution	-	(5,971)	-	-	(5,971)
Foreign currency translation	-	-	-	604	604
Balance at March 31, 2009	3,624	16,618	2,971	3,217	26,430

Additional registered capital	10,252	-	-	-	10,252
Net income	-	17,349	-	-	17,349
Statutory reserve provision	-	(1,390)	1,390	-	-
Dividend distribution	-	(23,430)	-	-	(23,430)
Foreign currency translation	-	-	-	37	37
Balance at March 31, 2010	13,876	9,147	4,361	3,254	30,638

Net income	-	5,596	-	-	5,596
Statutory reserve provision	-	-	-	-	-
Dividend distribution	-	-	-	-	-
Foreign currency translation	-	-	-	186	186
Balance at June 30, 2010 (unaudited)	$13,876	$14,743	$4,361	$3,440	$36,420

The accompanying notes are an integral part of these combined financial statements.

ORIENT NEW ENERGY INVESTMENTS LIMITED
COMBINED STATEMENTS OF CASH FLOWS
(Amounts expressed in thousands)

	Three months ended June 30,		Years ended March 31,
	2010	2009	2010	2009	2008
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$5,596	$3,457	$17,349	$9,900	$7,250
Adjustments:
Depreciation and amortization	62	62	245	241	205
Amortization of long-term lease payment	216	130	658	370	463
Gain on disposal of property, plant and equipment	-	-	-	-	(30)
Changes in operating assets and liabilities:
(Increase) decrease in assets
Trade and other receivables	133	(404)	(519)	129	(272)
Advance to suppliers	(6,855)	1,338	(5,792)	1,369	(6,988)
Inventories	(1,004)	(1,662)	(447)	212	2,331
Increase (decrease) in liabilities
Note and other payables	6,077	1,438	9,736	3,075	(7,148)
Advance from customers	23	(366)	(685)	(1,063)	1,632
Tax payables	87	727	1,640	(189)	(276)
Net cash provided by (used in) operating activities	4,335	4,720	22,185	14,044	(2,833)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(260)	(24)	(67)	(39)	(13)
Payment of long-term lease payment	-	-	(5,125)	(4,004)	-
Proceed of sales of property, plant and equipment	-	-	-	-	40
Net cash (used in) provided by investing activities	(260)	(24)	(5,192)	(4,043)	27

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital injection	-	-	10,252	-	-
Net proceeds from short term loan	879	2,636	1,464	(1,019)	1,476
Dividend distribution	-	(8,053)	(23,430)	(5,971)	(4,830)
Restricted cash	(1,821)	952	(4,540)	(2,257)	537
Net cash used in financing activities	(942)	(4,465)	(16,254)	(9,247)	(2,817)

Effect of exchange rate changes on cash and cash equivalents	23	1	1	10	225

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	3,156	232	740	764	(5,398)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	1,733	993	993	229	5,627

CASH & CASH EQUIVALENTS, ENDING BALANCE	$4,889	$1,225	$1,733	$993	$229

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	$63	$58	$246	$180	$187

Income taxes paid	$1,653	$435	$6,280	$4,741	$4,347

The accompanying notes are an integral part of these combined financial statements.

ORIENT NEW ENERGY INVESTMENTS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

Orient New Energy Investments Limited (“Orient” or “Company”) is an investment holding company established in British Virgin Islands on November 28, 2008. Other than holding 100% of the outstanding equity interests of Orient New Energy Holdings Limited (“Orient Hong Kong”), Orient has no separate operations of its own. All of the Company’s business operations are conducted by Xi’an Orient Petroleum Group Co., Ltd. (“Orient Petroleum”) in the People’s Republic of China (“PRC” or “China”), which the Company controls through contractual arrangements that Orient Hong Kong’s wholly-owned subsidiary, Orient New Energy Xi’an Limited (“Orient Xi’an”), entered into with Orient Petroleum and its owners.

Orient Hong Kong is an investment holding company established in Hong Kong Special Administrative Region on March 12, 2009. Other than holding 100% of the outstanding equity interests of Orient Xi’an, Orient Hong Kong has no separate operations of its own.

Orient Xi’an is a limited liability company established in the PRC on July 30, 2010, with registered capital of $16 million, 15% of which is due within 90 days from the date of its organization and the balance within two years from its business license issuance date. Because it is wholly-owned by Orient Hong Kong, a non-PRC company, Orient Xi’an is deemed a wholly foreign owned enterprise, or WFOE, under applicable PRC law. The principal purpose of Orient Xi’an is to manage, hold and own rights in and to the businesses, operations and net income of Orient Petroleum, which it does through a series of contractual arrangements.

Orient Petroleum is a limited liability company established in the PRC on December 4, 1996, with registered capital of 100 million Renminbi (“RMB”), all of which has been fully paid by its three owners (the “Owners”).

Because PRC law currently has restrictions on foreign ownership of companies in the oil distribution industry, Orient Xi’an entered into a series of contractual arrangements with Orient Petroleum and its owners. These agreements, entered into on August 12, 2010, are as follows:

(1)
Under the Consulting Services Agreement, Orient Petroleum appoints Orient Xi’an as its exclusive services provider with consulting and other relevant services in connection with the business. Orient Petroleum agrees to accept all the consultations and services provided by Orient Xi’an, and without Orient Xi’an’s consent shall not accept any consultations and/or services provided by any third party or cooperate with any third party regarding the matters contemplated by the Consulting Services Agreement.

(2)
Under the Operating Agreement, Orient Xi’an agrees to be Orient Petroleum’ guarantor, in connection with contractual arrangements executed by Orient Petroleum and any third parties. And as a counter-guarantee, Orient Petroleum agrees to pledge all its relevant assets to Orient Xi’an. Without consent of Orient Xi’an, Orient Petroleum shall not conduct any transactions, which may materially affect the assets, obligations, rights or operations of Orient Petroleum.

(3)
Under the Voting Rights Proxy Agreement, owners of Orient Petroleum agrees to irrevocably grant and entrust Orient Xi’an, for the maximum period of time permitted by law, with all the rights as shareholder of Orient Petroleum.

(4)
Under the Equity Pledge Agreement, owners of Orient Petroleum agree to pledge all the equity interest in Orient Petroleum to Orient Xi’an for the performance of obligation under the Consulting Service Agreement.

(5)
Under the Option Agreements, owners of Orient Petroleum irrevocably grants Orient Xi’an an exclusive right to purchase, or designate one or more persons to purchase the equity interests in Orient Petroleum held by owners. Except for Orient Xi’an and the designee, no other person shall be entitled to the equity interest purchase option.

As a result of the foregoing contractual arrangements, which obligates Orient Xi’an to absorb all of the risk of loss from Orient Petroleum’s activities and enables the Orient Xi’an to receive all of Orient Petroleum’s expected residual returns, the Company accounts for Orient Petroleum as a variable interest entity, or VIE, under Financial Accounting Standards Board (“FASB”) Interpretation No. 46R (“FIN 46R”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51”. Accordingly, the financial statements of Orient Petroleum are combined into the financial statements of the Company.

Orient, Orient Hong Kong, Orient Xi’an and Orient Petroleum are sometimes collectively referred to as “the Group”.

ORIENT NEW ENERGY INVESTMENTS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying combined financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). The accompanying combined financial statements have been translated and are presented in United States Dollars (“$”).

Use of Estimates

The preparation of combined financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Areas that require estimates and assumptions include valuation of accounts receivable and determination of useful lives of property, plant and equipment.

Principles of Combination

The Company, through its indirect wholly-owned subsidiary, Orient Xi’an, combines the financial results of Orient Petroleum, because as a result of the Contractual Arrangements, Orient Petroleum is deemed a VIE and the Company as its primary beneficiary.

Because the Company and Orient Petroleum are under common control, the initial measurement of the assets and liabilities of Orient Petroleum for the purpose of combination by the Company is at book value. The Company and its subsidiaries have had no other business activities except for the entering into of the Contractual Arrangements with Orient Petroleum and the Owners. For the purpose of presenting the financial statements on a consistent basis, the combined financial statements are prepared as if the Company had been in existence since April 1, 2007 and throughout the whole of the three-year period ended March 31, 2010, 2009 and 2008, and the three-month period ended June 30, 2010.

The accompanying combined financial statements include the accounts of and the Company, its subsidiaries and VIE as follows as of March 31, 2010:

Subsidiaries	Place of Incorporation	% of Ownership	Registered Capital (in thousands)
Orient New Energy Investments Limited	BVI	100	$10
Orient New Energy Holdings Limited	Hong Kong	100	-
Orient New Energy Xi’an Ltd	PRC	100	-
Xi’an Orient Petroleum Group Co., Ltd	PRC	Contractual Arrangements *	$13,866

*Variable Interest Entity: See sub-heading entitled “Variable Interest Entities” below.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Restricted cash

Restricted cash represents the Company's bank deposits pledged for bills payable and bears fixed interest rates.

Allowance of doubtful accounts

The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of June 30, 2010, and as of March 31, 2010 and 2009, the management determined no allowance for uncollectible amounts is required.

ORIENT NEW ENERGY INVESTMENTS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS

Inventory

Inventory includes finished oil products and oil additives which are stated at the lower of cost and net realizable value. Cost is primarily determined by the weighted average cost method. The cost of finished goods comprises raw materials, direct labor, other direct costs and related production overheads, but excludes borrowing costs. Net realizable value is the estimated selling price in the ordinary course of business, less the cost of completion and selling expenses.

Property, plant and equipment

Property, plant and equipment are stated at cost and net of accumulated depreciation. Expenditures for maintenance and repairs are charged to earnings as incurred, and additions, renewals and betterments are capitalized. When property, plant and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property, plant and equipment is provided using the straight-line method for substantially all assets with estimated lives of:

Oil storage tank	20 years
Gas stations	10 - 30 years
Production machinery	5 years
Office equipment	5 years
Motor vehicles	5 years

Valuation of long-lived assets

The Company applies FASB ASC 360-10, “Property, Plant, and Equipment”, which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. There was no impairment of long-lived assets for the years ended March 31, 2010 and 2009, and periods ended June 30, 2010 and 2009.

Leases

Leases of property, plant and equipment where the Company assumes substantially all the benefits and risks of ownership are classified as finance leases. The Company has no significant finance leases.

Leases of assets under which a significant portion of the risks and benefits of ownership are effectively retained by the lessors are classified as operating leases. Payments made under operating leases (net of any incentives received from the lessors) are expensed on a straight-line basis over the lease terms.

Revenue recognition

The Company’s revenue recognition policies are in compliance with SEC Staff Accounting Bulletin (“SAB”) 104. Revenue from the sales of goods is recognized on the transfer of significant risks and rewards of ownership, which generally coincides with the time when the goods are delivered and the title has passed to the customers. Under these policies, no revenue is recognized unless persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collection is reasonably assured.   Revenue excludes value-added tax and is arrived at after deduction of trade discounts and allowances.

Interest income is recognized on a time proportion basis, taking into account the principal amounts outstanding and the applicable interest rates.

ORIENT NEW ENERGY INVESTMENTS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS

Income taxes

The Company accounts for income taxes in accordance with FASB ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires a company use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company adopted the provisions of ASC 740 which clarifies the accounting for uncertainty in income taxes recognized by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 also provides accounting guidance on de-recognition, classification, interest and penalties, disclosure and transition.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, accounts receivable and advance to suppliers.

As of June 30, 2010, and as of March 31, 2010 and 2009, the Company had cash deposits of $13.57 million (unaudited), $8.55 million and $3.26 million, respectively, placed with several banks in the PRC, where there is currently no rules or regulations in place for obligatory insurance of bank accounts.

For the three months ended June 30, 2010 and the years ended March 31, 2010 and 2009, all of the Company’s sales and all accounts receivable arose in the PRC.

Concentration of customers

For the three months ended June 30, 2010, Changzhi Zhengrui Petro-Chemical Co. Ltd accounted for 13% of the Group’s total sales. For the years ended March 31, 2010 and 2009, no single customer accounted for 10% of the Group’s total sales.

Foreign currency transactions and comprehensive income

The Company has its local currency, Renminbi (“RMB”), as its functional currency. The combined financial statements of the Company are translated from RMB into US$ in accordance with ASC 830 “Foreign Currency Matters".  Accordingly, all assets and liabilities are translated at the exchange rates prevailing at the balance sheet dates, all income and expenditure items are translated at the average rates for each of the years and equity accounts, except for retained earnings, are translated at the rate at transaction date. Retained earnings reflect the cumulative net income (loss) translated at the average rates for the respective periods since inception and dividends translated at the rate at transaction date.

RMB is not a fully convertible currency. All foreign exchange transactions involving RMB must take place either through the People's Bank of China (the "PBOC") or other institutions authorized to buy and sell foreign exchange. The exchange rates adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC, which are determined largely by supply and demand.

US GAAP requires recognized revenue, expenses, gains and losses to be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of stockholders’ equity. Such items, along with net income, are components of comprehensive income. Translation gains of $3,254,000 and $3,217,000 at March 31, 2010 and 2009, respectively, and translation gains of $3,440,000 at June 30, 2010, respectively, are classified as an item of other comprehensive income in the stockholders’ equity section of the combined balance sheets.

Statement of cash flows

In accordance with FASB ASC 230, “Statement of Cash Flows,” cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rates. As a result, amounts related to assets and liabilities reported on the combined statements of cash flows will not necessarily agree with changes in the corresponding balances on the combined balance sheets.

ORIENT NEW ENERGY INVESTMENTS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS

Segment reporting

FASB ASC 280, “Disclosure about Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has two operating segments, (1) the wholesale distribution of finished oil products and (2) the operation of retail gas stations.

Variable Interest Entities

In January 2003, the FASB issued Statement of Financial Accounting Standards Board Interpretation FSB ASC 810-10-05-8, "Consolidation of VIEs.” ASC 810-10-05-8 states that in general, a VIE is a corporation, partnership, limited liability corporation, trust or any other legal structure used to conduct activities or hold assets that either (1) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support, (2) has a group of equity owners that are unable to make significant decisions about its activities, or (3) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by its operations.

The principal regulations governing foreign ownership in the wholesale distribution of finished oil and heavy oil products and retail gas stations in China include:

•	Measures on the Administration of the Finished Oil Market (2007)
•	Administrative Measures on Oil Prices ( trial implementation ) (2009); and
•	The Catalogue for Guiding Foreign Investment in Industry (2007).

Research and development cost

The Company accounts for its research and development cost in accordance with FASB ASC 730 “Research and Development”.  Since the future economic benefits are uncertain, research and development cost is charged to expense when incurred.

Retirement cost

The Company adopts FASB ASC 410 “Asset Retirement and Environmental Obligations” for assets retirement obligations. The Company recognizes liability when a reasonable estimate of fair value can be made to an asset retirement obligation. If a reasonable estimate is not available when obligation incurred, a liability is made when a reasonable estimate can be made.

Recent accounting pronouncements

In June, 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS No.166”). This statement removes the concept of a qualifying special-purpose entity Statement 140 and removes the exception from applying Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, to qualifying special-purpose entities. SFAS No. 166 has not yet been codified and in accordance with ASC 105, remains authoritative guidance until such time that it is integrated in the FASB ASC. SFAS No. 166 is effective for financial asset transfers occurring after the beginning of an entity’s first fiscal year that begins after November 15, 2009 and early adoption is prohibited. The adoption of this amendment will have no material effect on the Company’s financial condition or results of operations.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R) (“SFAS No. 167”), which amends the consolidation guidance applicable to variable interest entities. The amendments affect the overall consolidation analysis under FASB ASC 810, Consolidation and require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity. SFAS No. 167 has not yet been codified and in accordance with ASC 105, remains authoritative guidance until such time that it is integrated in the FASB ASC. SFAS No. 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009, early adoption is prohibited. The adoption of this amendment will have no material effect on the Company’s financial condition or results of operations.

ORIENT NEW ENERGY INVESTMENTS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS

In December 2009, the FASB issued ASU 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets, codifies SFAS No. 166, Accounting for Transfers of Financial Assets, which is a revision to Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. ASU No. 2009-16 eliminates the concept of a “qualifying special-purpose entity” from Statement No.140 and removes the exception from applying FASB Interpretation (FIN) No. 46 (revised December 2003), Consolidation of Variable Interest Entities, to qualifying special-purpose entities. As a result, most securitization entities that previously met the requirements of a qualifying special-purpose entity under Statement No. 140 that are variable interest entities (VIEs) are now required to be evaluated under the revised guidance in the amendment to FIN 46(R). The Company does not expect the provisions of ASU 2009-16 to have a material effect on the financial position, results of operations, or cash flows of the Company.

In December 2009, the FASB issued ASU 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with VIEs, codifies Statement No. 167, Amendments to FASB Interpretation No. 46(R). Among other provisions, this ASU amends FIN 46(R) to require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a VIE. This analysis identifies the primary beneficiary of a VIE as the enterprise that has both (a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance, and (b) the obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE. Additionally, ASU No. 2009-17 requires an enterprise to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has the power to direct the activities of the VIE that most significantly impact the entity’s economic performance. The Company does not expect the provisions of ASU 2009-17 to have a material effect on the financial position, results of operations, or cash flows of the Company.

In January, 2010, the FASB issued ASU 2010-3—Extractive Activities—Oil and Gas (Topic 932): Oil and Gas Reserve Estimation and Disclosures. This article discusses the ASU’s key provisions and changes in practice. As stated in the adopting release of the SEC Final Rule, application was contingent on the FASB conforming its standards to the requirements of the SEC Final Rule. ASU 2010-3 is effective for annual periods ending on or after March 31, 2010 and is applied prospectively as a change in estimate. However, entities that became subject to the disclosure requirements of Topic 932 solely due to the change to the definition of significant oil and gas producing activities are permitted to apply the disclosure provisions of Topic 932 in annual periods beginning after March 31, 2010.The Company does not expect the provisions of ASU 2010-3 to have a material effect on the financial position, results of operations, or cash flows of the Company.

In January, 2010, the FASB issued ASU 2010-04, Accounting for Various Topics—Technical Corrections to SEC Paragraphs. The Company does not expect the provisions of ASU 2010-4 to have a material effect on the financial position, results of operations, or cash flows of the Company.

In February, 2010, the FASB issued ASU 2010-08—Technical Corrections to Various Topics. The Company does not expect the provisions of ASU 2010-8 to have a material effect on the financial position, results of operations, or cash flows of the Company.

In February, 2010, the FASB issued Accounting Standards Update (ASU) 2010-09, Subsequent Events (Topic 855) – Amendments to Certain Recognition and Disclosure Requirements.  Per this ASU, an SEC filer would no longer be required to disclose the date through which subsequent events have been evaluated. The ASU also refines the scope of the reissuance disclosure requirements to include revised financial statements only. The Company does not expect the provisions of ASU 2010-9 to have a material effect on the financial position, results of operations, or cash flows of the Company.

In March, 2010, the FASB issued Accounting Standards Update No. 2010-10, Consolidation (Topic 810): Amendments for Certain Investment Funds, which defers the effective date of the amendments to the consolidation requirements made by FASB Statement 167 to a reporting entity’s interest in certain types of entities. The Update also clarifies other aspects of the Statement 167 amendments. As a result of the deferral, a reporting entity will not be required to apply the Statement 167 amendments to the Subtopic 810-10 consolidation requirements to its interest in an entity that meets the criteria to qualify for the deferral. This Update clarifies how a related party’s interests in an entity should be considered when evaluating the criteria for determining whether a decision maker or service provider fee represents a variable interest. In addition, the Update also clarifies that a quantitative calculation should not be the sole basis for evaluating whether a decision maker’s or service provider’s fee is a variable interest. Reporting entities are required to apply the amended guidance as of the beginning of its first annual reporting period that begins after November 15, 2009, and for interim periods within that first annual reporting period. The Company does not expect the provisions of ASU 2010-10 to have a material effect on the financial position, results of operations, or cash flows of the Company.

ORIENT NEW ENERGY INVESTMENTS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS

Note 3 – Inventory

Inventory consists of the following at the dates indicated (amounts in thousands):

	June 30,	March 31,
	2010	2010	2009
	(Unaudited)
Petroleum	$2,690	$1,869	$2,492
Diesel	1,762	1,559	401
Oil additives	22	18	102
	$4,474	$3,446	$2,995

There were no inventory write-downs from April 1, 2007 to June 30, 2010.

Note 4 – Prepaid Expenses

Prepaid expenses consist of the following at the dates indicated (amounts in thousands):

	June 30,	March 31,
	2010	2010	2009
	(Unaudited)
Gas stations	$910	$966	$575
Others	-	9	-
	$910	$975	$575

Note 5 – Property, Plant and Equipment

Property, plant and equipment consist of the following at the dates indicated (amounts in thousands):

	June 30,	March 31,
	2010	2010	2009
	(Unaudited)
Oil storage tank	$3,036	$3,021	$2,999
Gas stations	642	638	638
Production machinery	57	53	33
Office equipment	55	53	46
Motor vehicles	721	462	438
	$4,511	$4,227	$4,154
Less: Accumulated depreciation	(1,423)	(1,353)	(1,106)
	$3,088	$2,874	$3,048

Depreciation expenses for the three months ended June 30, 2010 and 2009 were $70,000 and $63,000, respectively (unaudited). Depreciation expense for the years ended March 31, 2010 and 2009 was $247,000 and $257,000, respectively.

ORIENT NEW ENERGY INVESTMENTS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS

Note 6 – Short Term Loans

The carrying amounts of the Company’s borrowings at the dates indicated are as follows (amounts in thousands):

	June 30,		March 31,
	2010		2010		2009
	Amounts	Interest Rate	Amounts	Interest Rate	Amounts	Interest Rate
	(Unaudited)
Bank loans
Everbright Bank	$-		$586	6.37%	$2,048	6.37%
Construction Bank of China	4,418	5.84% - 8.44%	2,930	7.67% -8.44%	-
Total	$4,418		$3,516		$2,048

As of March 31, 2010 and 2009, and as of June 30 2010, the short-term loans were guaranteed by Huangling Qinlong Ltd., Xi’an Ocean Petro-chemical Construction Co., and Anping Yao, a director of the Company.

Note 7 - Notes payable

Notes payable are lines of credit extended by the banks.  When purchasing raw materials, the Company often issues a short term note payable to the vendor funded with draws on the Company’s lines of credit. Such note is guaranteed by the bank from which line of credit it is drawn upon for its complete face value and usually matures within six months to one year of its issuance date. The banks do not charge interest but require the Company to deposit a certain amount of cash with them as a guarantee deposit, which is classified on the balance sheet as restricted cash.  In addition, the banks charge processing fees based on the face value of the note.

As of June 30, 2010, $8,677,000 of restricted cash (unaudited) was collateral for $18,616,000 of notes (unaudited), which was approximately 47% of the notes issued by the Company. As of March 31, 2010 and 2009, $6,812,000 and $2,267,000 of restricted cash, respectively, was collateral for $12,452,000 and $2,926,000 of notes, respectively, which was approximately 55% and 77%, respectively, of the notes issued by the Company.

Notes payable consist of the following at the dates indicated (amount in thousands):

	June 30,	March 31,
	2010	2010	2009
	(Unaudited)
Notes payable from Construction Bank of China	$10,517	$4,395	$-
Notes payable from Bank of East Asia	5,890	5,860	2,926
Notes payable from Commercial Bank of Xi'an	2,209	2,197	-
	$18,616	$12,452	$2,926

Note 8 – Other payables

Other payables consist of the following at the dates indicated (amounts in thousands):

	June 30,	March 31,
	2010	2010	2009
	(Unaudited)
Social Insurance	$929	$924	$729
Interest payable	-	8	4
Rent	29	15	15
Salary and welfare payable	60	59	47
Others	8	9	1
	$1,026	$1,015	$796

ORIENT NEW ENERGY INVESTMENTS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS

Note 9 – Stockholders equity

As discussed in note 2, the combined financial statements are prepared as if the Company had been in existence since April 1, 2007 and throughout the whole of the three-year period ended March 31, 2010, 2009 and 2008, and the three-month period ended June 30, 2010. The share capital was assumed to have been issued on April 1, 2007, prior to its date of incorporation on November 28, 2008.

The Company’s authorized share capital is consisted of 10,000 ordinary shares with a par value of US$1.00 per share, all of which are issued and outstanding.

Orient Hong Kong’s authorized share capital is consisted of 10,000 ordinary shares with a par value of HK$1.00 per share, of which one share is issued and outstanding.

Orient Xi’an’s registered capital is $16,000,000 and its paid –up capital is nil.

Orient Petroleum’s registered capital is RMB 100,000,000, which was increased from RMB 30,000,000 in January 2010. Its paid-up capital is RMB 100,000,000.

Note 10 – Commitments and contingencies

Lease commitments

At June 30, 2010, total future minimum lease payments under operating leases were as follows (amounts in thousands):

Amount
12 months ending June 30, 2011	$88
12 months ending June 30, 2012	59
12 months ending June 30, 2013	59
12 months ending June 30, 2014	59
12 months ending June 30, 2015	59
Thereafter	574
Total	$898

During the years ended March 31, 2010, 2009 and 2008, the Company had rental expense of $1,002,000, $668,000 and $374,000, respectively. During the three month period ended June 30, 2010 and 2009, the Company had rental expense of $308,000 and $198,000, respectively (unaudited).

Note 11 – Income taxes

Effective on January 1, 2008, the PRC Enterprise Income Tax Law and its Implementing Rules imposed a unified enterprise income tax rate of 25% on all domestic-invested enterprises and foreign-invested enterprises in the PRC, from 33% prior to January 1, 2008, unless they qualify under certain limited exceptions. During the three months ended June 30, 2010 and 2009, Orient Petroleum recognized a tax expense of $1,858,000 and $1,151,000, respectively (unaudited). During the years ended March 31, 2010, 2009 and 2008, Orient Petroleum recognized a tax expense of $5,786,000, $4,720,000 and $3,642,000, respectively.

The Company adopted the provisions of FASB ASC 740 “Income Taxes.” ASC 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and the transition. The Company’s adoption of FASB ASC 740 had no impact on the Company beginning retained earnings, balance sheets, or statements of operations.

ORIENT NEW ENERGY INVESTMENTS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS

Income taxes consist of the following at the dates indicated (amount in thousands):

	Three months ended June 30,		Years ended March 31,
	2010	2009	2010	2009	2008
	(Unaudited)
Income tax expenses:
Current	$1,858	$1,151	$5,786	$4,720	$3,642
Deferred	-	-	-	-	-
Total	$1,858	$1,151	$5,786	$4,720	$3,642

The Company’s effective income tax rate differed from the PRC statutory income tax rate of 25% for the periods indicated as follows:

	Three months ended June 30,		Years ended March 31,
	2010	2009	2010	2009	2008
Statutory income tax rate	25%	25%	25%	25%	25%
Change in income tax rate	-	-	-	-	8%
Permanent differences	-	-	-	7%	-
Effective income tax rate	25%	25%	25%	32%	33%

Note 12 – Statutory reserve

Under PRC regulations, Orient Petroleum should pay dividends only out of its accumulated profits, if any, determined in accordance with PRC GAAP. In addition, it is required to set aside at least 10% of its after-tax net profits each year, if any, to fund the statutory reserves until the balance of the reserves reaches 50% of their registered capital. The statutory reserves are not distributable in the form of cash dividends to the Company but can be used to make up prior year cumulative losses and increase registered capital.

Note 13 – Business and credit concentrations

The Company operates in the wholesale and retail oil distribution industries and generates all of its sales in the PRC. The PRC wholesale and retail oil distribution industries are impacted by the general economy. Changes in the marketplace would significantly affect management’s estimates and the Group’s performance.

The Company had the following concentrations of business with each customer constituting greater than 10% of the Company’s sales for the periods indicated:

	Three months ended June 30,		Years ended March 31,
	2010	2009	2010	2009	2008
	(Unaudited)
Customer
Changzhi Zhengrui Petro-Chemical Co. Ltd.	13%	*	*	*	*

The Company had the following concentrations of business with each vendor constituting greater than 10% of the Group’s purchases for the periods indicated:

	Three months ended June 30,		Years ended March 31,
	2010	2009	2010	2009	2008
	(Unaudited)
Vendors
YanChang Petro (Group) Ltd.	50%	51%	55%	40%	52%
Shaanxi Petro-Chemical Trading Co. Ltd.	32%	41%	34%	47%	30%
Shaanxi Huawei Trading Co. Ltd.	10%	*	*	*	*

*indicates a concentrations of business with the vendor constituting less than 10% of the Company’s purchase for the period.

ORIENT NEW ENERGY INVESTMENTS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS

Note 14 – Benefit plan

Pursuant to relevant PRC regulations, Orient Petroleum participates in a local municipal government retirement benefits scheme (the “Scheme”), whereby Orient Petroleum is required to contribute a certain percentage of the basic salaries of its employees to the Scheme to fund their retirement benefits. Contributions under the Scheme charged to income statement for the three months ended June 30, 2010 and 2009 was $24,000 and $61,000, respectively (unaudited). Contributions under the Scheme charged to income statement for the years ended March 31, 2010 2009 and 2008 was $205,000, $184,000 and $256,000 respectively.

Note 15 – Segment information

Based on FASB ASC 280 “Segment Reporting,” the Company identified two operating segments, wholesale distribution of finished oil and heavy oil products, and retail gas station. The Company evaluates segment performance based on gross profit. The following table summarizes the Company's revenue and cost of sales in each segment for the periods indicated (amounts in thousands):

	Three months ended June 30,		Years ended March 31,
	2010	2009	2010	2009	2008
	(Unaudited)
Revenue
Wholesale distribution	$37,715	$29,593	$126,617	$109,043	$72,849
Retail gas stations	15,061	9,736	47,549	33,844	23,028

Sales tax and surcharges
Wholesale distribution	91	49	334	240	201
Retail gas stations	36	16	126	75	64

Cost of sales
Wholesale distribution	31,801	26,397	110,689	97,507	63,467
Retail gas stations	12,475	7,476	35,958	27,041	18,889

Gross profit
Wholesale distribution	5,823	3,147	15,594	11,296	9,181
Retail gas stations	2,550	2,244	11,465	6,728	4,075
Total Gross profit	8,373	5,391	27,059	18,024	13,256

Substantially all of the Company's assets are located in the PRC. Management has determined that most of the Company’s assets are shared by the two segments, and cannot be allocated by segment on a reasonable basis and in a cost-effective manner. Accordingly, no analysis of the carrying amount of segment assets is presented.